U.S. Dynamic Equity Fund TA Waiver

6/1/18 to 02/29/20

June 1, 2018

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company U.S. Dynamic Equity Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investments Fund Services, LLC (“RIFUS”), as transfer agent to Russell Investment Company (“RIC”), agrees to waive, at least through February 29, 2020, 0.05% of its transfer agency fees for Class A, C and E Shares of the Fund and 0.09% of its transfer agency fees for Class S Shares of the Fund.

This waiver (1) supersedes any prior transfer agency fee waiver arrangements with respect to the Classes listed above, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIFUS’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENTS FUND SERVICES, LLC

By:	/s/ Geoff Black
Geoff Black
Director, Transfer Agent Services

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

Commodities Strategies and

Cayman Commodity Strategies

Advisory and Administrative Fee Waivers

06/01/18 to 02/29/20

June 1, 2018

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company Commodity Strategies Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 29, 2020, 0.4875% of its advisory fee for the Fund (“Waiver A”); provided that Waiver A shall be reduced by any reduction in the advisory fee due to the application of advisory fee breakpoints. Waiver A (1) may not be terminated during the relevant period except at the Board’s discretion and (2) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

Additionally, Cayman Commodity Strategies Fund Ltd., a wholly-owned subsidiary of the Fund (the “Subsidiary”), pays RIM an advisory fee and pays Russell Investments Fund Services, LLC (“RIFUS”) an administrative fee at the annual rates of up to 1.25% and 0.05%, respectively, of its net assets (collectively, the “Subsidiary Fees”).

RIM and RIFUS each agree to permanently waive the portion of the advisory fees and the administrative fees paid by the Fund to RIM and RIFUS, respectively, in an amount equal to the amount of the Subsidiary Fees received by RIM and RIFUS, if any (“Waiver B,” and together with Waiver A, the “Waivers”). Waiver B may not be terminated by RIM or RIFUS and shall remain in effect as long as their advisory and administrative agreements with the Subsidiary are in place.

In no event will RIM or RIFUS be required to waive fees or reimburse the Fund for any amount in excess of accrued aggregate advisory and administrative fees attributable to any day.

The Waivers set forth in this agreement supersede any prior contractual advisory and/or administrative fee waiver or reimbursement arrangements and any prior non-contractual advisory and/or administrative fee waiver or reimbursement arrangements.

Commodities Strategies and

Cayman Commodity Strategies

Advisory and Administrative Fee Waivers

06/01/18 to 02/29/20

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Jeffrey T. Hussey
Jeffrey T. Hussey
President

RUSSELL INVESTMENTS FUND SERVICES, LLC

By:	/s/ Rick Chase
Rick Chase
Director, NA Fund Operations

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

Conservative Strategy Fund TA Waiver

6/1/18 to 02/29/20

June 1, 2018

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company Conservative Strategy Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investments Fund Services, LLC (“RIFUS”), as transfer agent to Russell Investment Company (“RIC”), agrees to waive, at least through February 29, 2020, 0.05% of its transfer agency fees for Class A and C Shares of the Fund.

This waiver (1) supersedes any prior transfer agency fee waiver arrangements with respect to the Classes listed above, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIFUS’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENTS FUND SERVICES, LLC

By:	/s/ Geoff Black
Geoff Black
Director, Transfer Agent Services

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

Global Equity Fund

Advisory Fee Waiver

06/01/18 to 02/29/20

June 1, 2018

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company Global Equity Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 29, 2020, 0.03% of its advisory fee for the Fund; provided that the advisory fee waiver shall be reduced by any reduction in the advisory fee due to the application of advisory fee breakpoints.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Jeffrey T. Hussey
Jeffrey T. Hussey
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

Global Real Estate Securities Fund

Advisory Fee Waiver

06/01/18 to 02/29/20

June 1, 2018

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company Global Real Estate Securities Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 29, 2020, 0.02% of its advisory fee for the Fund; provided that the advisory fee waiver shall be reduced by any reduction in the advisory fee due to the application of advisory fee breakpoints.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Jeffrey T. Hussey
Jeffrey T. Hussey
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

Tax-Managed U.S. Large Cap Fund

06/01/18 to 02/29/20

June 1, 2018

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 2nd Ave.

Seattle, WA 98101

Re:	Tax-Managed U.S. Large Cap Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management, LLC (“RIM”) agrees, until February 29, 2020, to waive up to the full amount of its advisory fee for the Fund and then to reimburse the Fund for other direct Fund-level expenses to the extent that direct Fund level expenses exceed 0.72% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses do not include 12b-1 fees, shareholder services fees, transfer agency fees, extraordinary expenses or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Jeffrey T. Hussey
Jeffrey T. Hussey, President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson, Treasurer

Tax-Managed International Equity Fund

06/01/18 to 02/29/20

June 1, 2018

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 2nd Ave.

Seattle, WA 98101

Re:	Tax-Managed International Equity Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management, LLC (“RIM”) agrees, until February 29, 2020, to waive up to the full amount of its advisory fee for the Fund and then to reimburse the Fund for other direct Fund-level expenses to the extent that direct Fund level expenses exceed 0.84% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses do not include 12b-1 fees, shareholder services fees, transfer agency fees, extraordinary expenses or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Jeffrey T. Hussey
Jeffrey T. Hussey, President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson, Treasurer

U.S. TMM&SC

Direct Expense Cap

06/01/18 to 02/29/20

June 1, 2018

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company Tax-Managed U.S. Mid & Small Cap Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 29, 2020, up to the full amount of its advisory fee and then to reimburse the Fund for other direct Fund-level expenses to the extent that direct Fund-level expenses exceed 1.05% of the average daily net assets of that Fund on an annual basis.

Direct fund-level expenses do not include 12b-1 fees, shareholder services fees, transfer agency fees, extraordinary expenses or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Jeffrey T. Hussey
Jeffrey T. Hussey
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

U.S. Core Equity Fund

Advisory Fee Waiver

06/01/18 to 02/29/20

June 1, 2018

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company U.S. Core Equity Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 29, 2020, 0.05% of its advisory fee for the Fund.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Jeffrey T. Hussey
Jeffrey T. Hussey
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer